UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2006

CHINA AUTOMOTIVE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

000-33123
(Commission File Number)

Delaware	33-0885775
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City
Hubei Province
People’s Republic of China
(Address of principal executive offices, with zip code)

(86) 716-832-9196
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

          On May 2, 2006, our wholly owned subsidiary, Great Genesis Holdings Limited, entered into a contract with Wuhu Chery Technology Co., Ltd. (“Wuhu”) to set up a joint venture company, Wuhu Henglong Auto Steering System Co., Ltd. (the “Joint Venture”), in the People’s Republic of China. Our Board of Directors approved the contract on April 26, 2006.

          The term of the Joint Venture is 15 years, starting from the date it receives the business license to operate. Wuhu is a wholly owned subsidiary of Chery Automobile Co., Ltd. which is our second largest customer, in terms of the percentage of total revenue we generated in 2005. The production capacity of the Joint Venture shall be 300,000 units of automotive products.

          Under the contract, Wuhu is required, among others, to obtain the requisite governmental approvals and assist the Joint Venture to purchase equipment, raw material and build its infrastructure. We are required, among others, to procure and install the machinery equipment, provide the required technical personnel, and ensure the stable production of the Joint Venture’s products.

          The total investment of the Joint Venture shall be RMB50,000,000 which is equivalent to $6,237,111, of which RMB30,00,000 shall be paid in 2006 and the remaining RMB20,000,000 shall be paid in 2007. The registered capital of the Joint Venture shall be RMB30,000,000 which is equivalent to $3,742,267, of which RMB6,800,000 shall be contributed by Wuhu (representing 22.67% of the registered capital), and the remaining RMB23,200,000 shall be contributed by us (representing 77.33% of the registered capital). We and Wuhu are required to pay the registered capital in one lump sum within one month from the date the contract comes into force. The party that fails to pay the registered capital within that time shall pay a penalty of 0.03% of its unpaid registered capital per day commencing one month after the contract comes into force.

          The party to the contract that intends to transfer all or part of its investment to a third party must obtain the written consent of the other party and the requisite government approvals. In addition, the other party shall have a pre-emptive right to purchase such interest.

          With government approvals and the unanimous approval of the Board of Directors of the Joint Venture, the contact can be terminated or the Joint Venture can be dissolved in accordance with the terms and conditions in the contact. If a party cannot fulfill its obligations under the contract or commits a material breach of the contact, the complying party is entitled to damages and terminate the contract or continue the performance of the contract and obtain compensation.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: MAY 4, 2006	By:	/s/ HANLIN CHEN

Hanlin Chen
President and
Chief Executive Officer